UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 23, 2005

webMethods, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15681	54-1807654
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3877 Fairfax Ridge Road, South Tower, Fairfax, Virginia		22030
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-460-2500

3930 Pender Drive, Fairfax, Virginia 22030
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 23, 2005, webMethods received a letter dated that date from the Nasdaq Stock Market stating that a Nasdaq Listing Qualifications Panel has approved webMethods' request for continued listing on the Nasdaq National Market and that the fifth character, "E," would be removed from webMethods' trading symbol effective with the opening of trading on Friday, February 25, 2005.

As previously reported, the Listing Qualifications Panel had notified webMethods that it was not in compliance with Nasdaq's listing standards as a result of the company's delay in filing its Form 10-Q for the three months ended September 30, 2004. The delayed Form 10-Q was subsequently filed on February 15, 2005, and the Listing Qualifications Panel subsequently determined that webMethods has evidenced compliance with Nasdaq's listing requirements. The Listing Qualifications Panel has also indicated that it will continue to monitor webMethods to ensure its compliance with the filing requirements for all reporting periods ending on or before December 31, 2005.

Item 7.01. Regulation FD Disclosure.

On February 23, 2005, webMethods issued a press release announcing the determination of the Nasdaq Listing Qualifications Panel described above. The press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Exhibits.

Exhibit 99.1 Press release dated February 23, 2005.*

* This exhibit is furnished to, but not filed with, the Securities and Exchange Commission

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

webMethods, Inc.

February 24, 2005	By:	/s/ Mary Dridi

Name: Mary Dridi
Title: Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press release dated February 23, 2005 (this exhibit is furnished to, but not filed with, the Securities and Exchange Commission).